AMENDMENT NO. 1


The Participation Agreement among Ameritas Variable Life Insurance Company ("Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc., ("Adviser"); and NVESCO Distributors, Inc. ("Distributor") is amended as follows:

SCHEDULE A IS DELETED AND REPLACED WITH SCHEDULE A ON THE FOLLOWING PAGE.

The effective date of this Amendment is September 26, 2001.

All other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative.

AMERITAS VARIABLE LIFE INSURANCE COMPANY

By: /s/ Robert J. O'Meara
    ------------------------------------
    Name:  Robert J. O'Meara
    Title: Assistant Vice President Investment
           Funds and Budget Administration


INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: /s/ Ronald L. Grooms
    ------------------------------------
    Name:  Ronald L. Grooms
    Title: Treasurer


INVESCO FUNDS GROUP, INC.

By: /s/Ronald L. Grooms
    -----------------------------------
    Name:  Ronald L. Grooms
    Title: Senior Vice President & Treasurer


INVESCO DISTRIBUTORS, INC.

By: /s/Ronald L. Grooms
    -----------------------------------
    Name:  Ronald L. Grooms
    Title: Senior Vice President & Treasurer


V:\LAWNORTH\SEC\AVLIC\Fund Agreements\INVESCO Sch A Amendment.doc

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Ameritas Variable Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 8:

CONTRACTS FUNDED BY SEPARATE ACCOUNT/NAME OF SEPARATE ACCOUNT
Ameritas Variable Life Insurance Company Separate Account V (Life) (81 I-04473)

o     Overture Applause!
o     Overture Applause! II
o     Overture Encore!
o     Overture Bravo!
o     Overture Corporate Benefit VUL


Americas Variable Life Insurance Company Separate Account VA-2 (Annuity) (811-05192)

o     Overture Annuity II
o     Overture Annuity III
o     Overture Annuity Ill-Plus
o     Overture Acclaim!
o     Overture Accent!
o     Overture Medley!
o     Overture Ovation!